UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

July 8, 2008
Date of Report (date of Earliest Event Reported)

CHINA TEL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-52095	98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

8105 Irvine Center Drive, Suite 800, Irvine, CA 92618
 (Address of principal executive offices and zip code)

(949) 585-0222
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 8, 2008 China Tel Group, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Asia Special Situation Acquisition Corp., a Cayman Islands corporation (“ASSAC”).   The Stock Purchase Agreement provides for the investment by ASSAC into the Company of between $201,675,000 and $270,000,000.

ASSAC is a business combination company formed to make acquisitions of businesses located in Asia and its common shares trade on the American Stock Exchange under the symbol "CIO."  ASSAC maintains $115,000,000 in trust which is available for any business combination or acquisition approved by the holders of a majority of its publicly traded shares.

In the event ASSAC consummates the transaction with the Company, it will acquire not less than 51% of the issued and outstanding shares of Company Class A Common Stock at the time of closing through the purchase of either Class A Common Stock or a combination of Class A common stock and shares of the Company’s voting Series A Preferred Stock convertible into Company Class A Common Stock.  The per share price for the Company's Class A Common Stock is $2.25 per share.  ASSAC is also to receive shares of Company Class B Common Stock, which votes at the rate of 10 votes per share, in such amount that will assure that ASSAC will receive 51% of the voting power of all classes of Common Stock the Company at the time of the closing of the transaction.  Attached as Exhibit 10.1 to this Form 8-K is a fully executed copy of the Stock Purchase Agreement.

ASSAC’s agreement to purchase the Company securities is subject to certain conditions, including, completion of a satisfactory due diligence investigation (including legal confirmation of the renewed WiMAX license referred to below), securing shareholder approval for the transaction and raising of funding in ASSAC (in addition to the amount maintained in trust) of not less than an additional $115,000,000.

The Company, through its controlled subsidiaries, has entered into a number of agreements associated with the financing, installation and operation of a 3.5 GHz wireless world-wide interoperability for microwave access ("WiMAX") wireless broadband operation in 29 major cities throughout the People’s Republic of China (the “WiMAX Installations”).  The WiMAX Installations will be operated by CECT Chinacomm Communications Co., Ltd. ("ChinaComm"), a PRC company, under a renewed WiMAX license to be issued by the Ministry of Information Industry of China.  Upon consummation of ASSAC's purchase of a majority of the Company's capital stock, an aggregate of $196,000,000 shall be utilized by the Company to finance the installation and operation of the WiMAX Installation.   The Company is obligated to provide funding to ChinaComm within 20 business days after the renewed WiMAX license is issued by the MII.

There can be no assurance that the renewed WiMAX license will be issued to ChinaComm or that the transactions contemplated by the Stock Purchase Agreement with ASSAC will be consummated.

Item 9.01  Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description

10.1	Stock Purchase Agreement, dated July 8, 2008 by and between China Tel Group, Inc. and Asia Special Situation Acquisition Corp.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA TEL GROUP, INC.

Date: July 10, 2008	By:	/s/ George Alvarez
Name: George Alvarez
Title: CEO